                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 AUTODESK, INC.,

                         ROSIE ACQUISITION CORPORATION,

                        REVIT TECHNOLOGY CORPORATION AND

                  IRWIN JUNGREIS AS STOCKHOLDER REPRESENTATIVE

                          Dated as of February 21, 2002

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                                TABLE OF CONTENTS

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INDEX OF EXHIBITS AND SCHEDULES .....................................................  iv

ARTICLE I THE MERGER ................................................................   2

     1.1      The Merger ............................................................   2
     1.2      Effective Time ........................................................   2
     1.3      Effect of the Merger ..................................................   2
     1.4      Certificate of Incorporation; Bylaws; Directors and Officers ..........   3
     1.5      Definitions ...........................................................   3
     1.6      Effect on Capital Stock and Options ...................................   4
     1.7      Dissenting Shares .....................................................   7
     1.8      Exchange Procedures; Surrender of Certificates ........................   8
     1.9      No Further Ownership Rights in Company Capital Stock ..................   9
     1.10     Lost, Stolen or Destroyed Certificates ................................   9
     1.11     Taking of Necessary Action; Further Action ............................   9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............................  10

     2.1      Organization of the Company ...........................................  10
     2.2      Company Capital Structure .............................................  10
     2.3      Subsidiaries ..........................................................  11
     2.4      Authority .............................................................  12
     2.5      No Conflict; Consents .................................................  12
     2.6      Company Financial Statements ..........................................  13
     2.7      No Undisclosed Liabilities ............................................  13
     2.8      No Changes ............................................................  13
     2.9      Tax and Other Returns and Reports .....................................  15
     2.10     Restrictions on Business Activities ...................................  17
     2.11     Title to Properties; Absence of Liens and Encumbrances ................  18
     2.12     Intellectual Property .................................................  18
     2.13     Interested Party Transactions .........................................  22
     2.14     Compliance with Laws ..................................................  23
     2.15     Litigation ............................................................  23
     2.16     Insurance .............................................................  23
     2.17     Minute Books; Stock Ledger ............................................  23
     2.18     Environmental Matters .................................................  24
     2.19     Brokers' and Finders' Fees; Third Party Expenses ......................  25
     2.20     Employee Matters and Benefit Plans ....................................  25
     2.21     Employees .............................................................  30
     2.22     Governmental Authorization ............................................  30
     2.23     Agreements, Contracts and Commitments .................................  30
     2.24     Accounts Receivable ...................................................  32
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                                           -i-

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                                TABLE OF CONTENTS
                                   (Continued)

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     2.25     Complete Copies of Materials ..........................................  32
     2.26     Disqualified Individuals under 280G ...................................  32

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB .................  33

     3.1      Organization, Standing and Power ......................................  33
     3.2      Authority .............................................................  33
     3.3      No Conflict ...........................................................  33
     3.4      Litigation ............................................................  33
     3.5      Financing .............................................................  33

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME ......................................  34

     4.1      Conduct of Business of the Company ....................................  34
     4.2      No Solicitation .......................................................  36

ARTICLE V ADDITIONAL AGREEMENTS .....................................................  37

     5.1      Company Stockholder Approval ..........................................  37
     5.2      Termination of Agreements .............................................  37
     5.3      Access to Company Information .........................................  37
     5.4      Confidentiality .......................................................  38
     5.5      Expenses ..............................................................  38
     5.6      Public Disclosure .....................................................  38
     5.7      Consents ..............................................................  38
     5.8      FIRPTA Compliance .....................................................  39
     5.9      Reasonable Efforts ....................................................  39
     5.10     Notification of Certain Matters .......................................  39
     5.11     Additional Documents and Further Assurances ...........................  39
     5.12     Employees .............................................................  39
     5.13     Regulatory Filings ....................................................  40
     5.14     Key Employees and Employment Agreements ...............................  41
     5.15     Company Employee Plans ................................................  41
     5.16     Voting Agreement ......................................................  41
     5.17     Disqualified Individuals under 280G ...................................  42
     5.18     Spreadsheet ...........................................................  42
     5.19     Acceleration ..........................................................  42
     5.20     Statement of Liabilities; Statement of Cash Balance;
              Financial Statements ..................................................  42
     5.21     Cash Dividend .........................................................  43
     5.22     Excise Tax ............................................................  43
     5.23     Offer Letter and Non-Competition Agreements ...........................  43
     5.24     Severance Agreement and Release Waivers ...............................  44
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                                      -ii-

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                                TABLE OF CONTENTS
                                   (Continued)

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     5.25     OpenDWG Alliance Agreement. ...........................................  44

ARTICLE VI CONDITIONS TO THE MERGER .................................................  44

     6.1      Conditions to Obligations of Each Party to Effect the Merger ..........  44
     6.2      Additional Conditions to Obligations of the Company ...................  45
     6.3      Additional Conditions to the Obligations of Parent and Merger Sub .....  45

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY; ESCROW ...........  48

     7.1      Survival of Representations and Warranties; Indemnity .................  48
     7.2      Escrow Arrangements ...................................................  48

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER ......................................  56

     8.1      Termination ...........................................................  56
     8.2      Effect of Termination .................................................  57
     8.3      Amendment .............................................................  57
     8.4      Extension; Waiver .....................................................  57

ARTICLE IX GENERAL PROVISIONS .......................................................  57

     9.1      Notices ...............................................................  57
     9.2      Interpretation ........................................................  59
     9.3      Counterparts ..........................................................  59
     9.4      Entire Agreement ......................................................  59
     9.5      Severability ..........................................................  60
     9.6      Other Remedies ........................................................  60
     9.7      Specific Performance ..................................................  60
     9.8      Governing Law .........................................................  60
     9.9      Rules of Construction .................................................  60
     9.10     Assignment ............................................................  60
     9.11     Absence of Third Party Beneficiary Rights .............................  60
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                                     -iii-

                         INDEX OF EXHIBITS AND SCHEDULES

Exhibit              Description

Exhibit A            Form of Voting Agreement
Exhibit B            Form of Employment and Non-Competition Agreement
Exhibit C            Form of Offer Letter and Non-Competition Agreement
Exhibit D            Form of Escrow Agreement
Exhibit E            Form of Legal Opinion of Counsel to the Company

Schedule             Description

2.1                  Officers and Directors of the Company
2.2(a)               Company Capital Structure
2.2(b)               Company Options
2.3                  Subsidiaries
2.5                  Conflicts; Consents
2.6                  Company Financial Statements
2.7                  Undisclosed Liabilities
2.8                  No Changes
2.9                  Tax Returns and Audits
2.10                 Restrictions of Business Activities
2.11(a)              Real Property
2.11(b)              Liens
2.11(c)              Equipment
2.12(b)              Products
2.12(c)              Registered Intellectual Property
2.12(d)              No Further Action
2.12(g)              Restrictions on Intellectual Property
2.12(h)              Liens on Intellectual Property
2.12(i)              Transfer of Ownership or Right to Use Intellectual Property
2.12(j)              Third Party Intellectual Property
2.12(k)              Technology Used and Necessary
2.12(l)              Licenses Granted
2.12(o)              Intellectual Property Contracts
2.12(p)              Indemnification Contracts
2.12(r)              Infringement
2.13                 Interested Party Transactions
2.15                 Litigation
2.16                 Insurance
2.19                 Third Party Expenses
2.20(b)              Employee Plans
2.20(d)              Employee Plan Compliance
2.20(g)              Post Employment Obligations

2.20(i)(i)           Effect of Transaction
2.20(i)(ii)          Excess Parachute Payments
2.20(k)              Labor
2.21                 Employees
2.23(a)              Agreements, Contracts and Commitments
2.23(b)              Top 20 Customers
2.23(c)              Agreements not in Full Force and Effect
2.26                 Disqualified Individuals
4.1                  Conduct of Business of Company
5.14                 Key Employees
5.16                 Stockholders Executing Voting Agreement
5.21                 Cash Dividend
6.3(o)               Termination of Agreements

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 21, 2002 among Autodesk, Inc., a Delaware corporation ("Parent"), Rosie Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Revit Technology Corporation, a Delaware corporation (the "Company"), and, with respect to Article VII and
Article IX hereof, Irwin Jungreis (the "Stockholder Representative").

                                    RECITALS

     A. The Boards of Directors of each of the Parent, the Company and Merger Sub believe it is in the best interests of each company and its respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger, this Agreement and the transactions contemplated hereby.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the shares of (i) Class A Convertible Preferred Stock, par value $0.01 per share ("Class A Preferred Stock"), (ii) Class B Convertible Preferred Stock, par value $0.01 pr share ("Class B Preferred Stock"), (iii) Class C Convertible Preferred Stock, par value $0.01 per share ("Class C Preferred Stock"), (iv) Class D Convertible Preferred Stock, par value $0.01 per share ("Class D Preferred Stock" and collectively with the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock, the "Company Preferred Stock"), and (v) Common Stock (other than Company Restricted Stock, as defined below), par value $0.001 per share ("Company Common Stock" and together with the Company Preferred Stock, the "Company Capital Stock"), of the Company issued and outstanding immediately prior to the Effective Time (as defined in Section 1.2 hereof) shall be converted into the right to receive the cash consideration as set forth herein. In addition, the unvested portion of all outstanding stock options to acquire shares of Company Common Stock shall be assumed by Parent and shall thereafter represent options to acquire shares of common stock of Parent as set forth herein, and all shares of outstanding Company Common Stock that are subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement in effect immediately prior to the Effective Time ("Company Restricted Stock") shall be assumed by Parent and shall thereafter represent shares of common stock of Parent, subject to the same terms and conditions set forth in such agreements.

     C. A portion of the cash consideration otherwise payable by Parent in connection with the Merger shall be placed in escrow by Parent, and the release of such amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

     D. Concurrent with the execution and delivery of this Agreement, as a condition and further inducement to Parent to enter into this Agreement, certain stockholders of the Company, including, without limitation, the Company's executive officers and directors, are entering into Voting Agreements, in substantially the form attached hereto as Exhibit A (the "Voting Agreements"),
                                          ---------
and certain employees of the Company are entering into Employment and Non

Competition Agreements in substantially the form attached hereto as Exhibit B (the "Employment and Non-Competition Agreements").

     E. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2 below)and
         ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of Delaware ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to
         --------------
Section 8.1 hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Wilson Sonsini Goodrich & Rosati, 950 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger
         --------------------
shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4  Certificate of Incorporation; Bylaws; Directors and Officers.
             ------------------------------------------------------------
             (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, which shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the
                              --------  -------
Certificate of Incorporation shall be amended to read as follows: "The name of this corporation is Rosie Corporation."

             (b) Unless otherwise determined by Parent prior to the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation (except that all references to Merger Sub in the Bylaws of the Surviving Corporation shall be changed to Rosie Corporation) until thereafter amended as provided by law and as provided in the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

             (c) Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with Delaware Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation. Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the Bylaws of the Surviving Corporation.

        1.5  Definitions.
             ------------

             (a) "Aggregate Preferred Stock Liquidation Preference" shall mean the aggregate liquidation preference of the Company Preferred Stock issued and outstanding immediately prior to the Effective Time (not including amounts represented by the Participation Rights of the Participating Preferred Stock).

             (b) "Common Stock Base Number" shall mean the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, including all shares of Company Common Stock issued upon conversion of any Company Preferred Stock and outstanding immediately prior to the Effective Time, plus (A) the aggregate number of shares of Company Common Stock issuable upon the exercise in full of all vested Company Options and all other vested rights to acquire Company Common Stock outstanding immediately prior to the Effective Time and (B) the aggregate number of shares of Company Common Stock issuable upon conversion of the Participating Preferred Stock outstanding immediately prior to the Effective Time (in each case, as set forth in the Spreadsheet (as defined in Section 5.18 hereof)).

             (c) "Common Stock Merger Consideration" shall mean the Merger Consideration less the Aggregate Preferred Stock Liquidation Preference.

             (d) "Escrow Amount" shall mean an amount of cash equal to the product of (A) the Merger Consideration multiplied by (B) 15%.

             (e) "Merger Consideration" shall mean an aggregate of $133,000,000 in cash.

             (f) "Option Base Number" shall mean (A) the Common Stock Base Number plus (B) the aggregate number of shares of Company Common Stock issuable upon the exercise in full of all Unvested Options and all other unvested rights to acquire Company Common Stock (assuming such Unvested Option or other right was fully vested) outstanding immediately prior to the Effective Time as set forth in the Spreadsheet.

             (g) "Option Exchange Ratio" shall mean the quotient obtained by dividing (A) the Per Share Option Consideration by (B) the Parent Stock Price.

             (h) "Parent Stock Price" shall mean the average closing price of Parent's common stock for the ten trading days immediately prior to the date hereof as reported on the Nasdaq National Market.

             (i) "Participation Rights" shall mean the right of each share of Participating Preferred Stock to participate with the Company Common Stock on an as-converted basis and receive the Per Share Common Merger Consideration.

             (j) Participating Preferred Stock" shall mean (i) shares of Class A Preferred Stock and Class B Preferred Stock issued and outstanding immediately prior to the Effective Time and (ii) any issued and outstanding shares of Class C Preferred Stock or Class D Preferred Stock that participate with the Company Common Stock on an as-converted basis and receive the Per Share Common Merger Consideration.

             (k) "Per Share Common Merger Consideration" shall mean the quotient obtained by dividing (A) the Common Stock Merger Consideration by (B) the Common Stock Base Number.

             (l) "Per Share Option Consideration" shall mean the quotient obtained by dividing (A) the Common Stock Merger Consideration by (B) the Option Base Number.

             (m) "Pro Rata Escrow Basis" shall mean, as to any particular holder of Company Capital Stock, the quotient determined by dividing (A) the amount of cash consideration such stockholder is entitled to receive with respect to its Company Capital Stock pursuant to Section 1.6 by (B) the Merger Consideration.

     1.6     Effect on Capital Stock and Options. Subject to the terms and
             -----------------------------------
conditions of this Agreement, including, without limitation, the escrow provisions set forth in Article VII, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, Company Options or Company Restricted Stock, the following shall occur:

             (a) Unless converted to Company Common Stock in accordance with the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, each share of the Class A Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, be converted into the right to receive a cash payment equal to (i) $1.00 plus (ii) the Per Share Common Merger Consideration payable as if each such share had converted into Common Stock; provided, however, that in no event shall one share of Class A Preferred Stock receive more than $10.00 per share. Any shares of Class A Preferred Stock held in the treasury of the Company shall be canceled and extinguished without any conversion thereof.

             (b) Unless converted to Company Common Stock in accordance with the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, each share of the Class B Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, be converted into the right to receive a cash payment equal to (i) $4.50 plus (ii) the Per Share Common Merger Consideration payable as if each such share had converted into Common Stock; provided, however, that in no event shall one share of Class B Preferred Stock receive more than $18.00 per share. Any shares of Class B Preferred Stock held in the treasury of the Company shall be canceled and extinguished without any conversion thereof.

             (c) Unless converted to Company Common Stock in accordance with the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, each share of the Class C Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, be converted into the right to receive a cash payment equal to the greater of (i) $7.50 or (ii) the Per Share Common Merger Consideration on an as-converted to Company Common Stock basis. Any shares of Class C Preferred Stock held in the treasury of the Company shall be canceled and extinguished without any conversion thereof.

             (d) Unless converted to Company Common Stock in accordance with the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, each share of the Class D Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, be converted into the right to receive a cash payment equal to the greater of (i) $2.75 or (ii) the Per Share Common Merger Consideration on an as-converted to Company Common Stock basis. Any shares of Class D Preferred Stock held in the treasury of the Company shall be canceled and extinguished without any conversion thereof.

             (e) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares), including shares of Company Common Stock issued upon conversion of any shares of Company Preferred Stock prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, be converted into the right to receive a cash payment equal to the Per

Share Common Merger Consideration. Any shares of Company Common Stock held in the treasury of the Company shall be canceled and extinguished without any conversion thereof.

         (f) Stock Options. At the Effective Time, the unvested portion of each
             -------------
outstanding option to purchase Company Common Stock then outstanding under the Company's 1998 Stock Plan (the "Company Option Plan") or otherwise shall be assumed by Parent in accordance with the provisions described below:

             (i) At the Effective Time, the unvested portion of each outstanding option to purchase shares of Company Common Stock (each an "Unvested Option" and together with the vested portion of each outstanding option, a "Company Option") under the Company Option Plan or otherwise shall be, in connection with the Merger, assumed by Parent. Each Unvested Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Option Plan and/or as provided in the respective option agreements governing such Unvested Option immediately prior to the Effective Time except that (A) such Unvested Option shall be exercisable (when vested) for that number of whole shares of Common Stock of Parent equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Unvested Option immediately prior to the Effective Time (assuming such Unvested Option was then fully vested) multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Common Stock of Parent, and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Unvested Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Unvested Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent.

             (ii) It is the intention of the parties that the Unvested Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Unvested Options qualified as incentive stock options immediately prior to the Effective Time. Parent will use reasonable efforts to ensure that such assumed Unvested Options maintain their status as incentive stock options.

             (iii) As promptly as practicable following the Effective Time, Parent will issue to each holder of an outstanding Unvested Option a document evidencing the foregoing assumption of such Unvested Option by Parent.

             (iv) To the extent Parent has waived the Closing condition set forth in Section 6.3(u) hereof, with respect to any holder of a Company Option, the unexercised, vested portion of any such Company Option outstanding on the Effective Time shall, at the Effective Time and thereafter, represent the right to receive an amount of cash consideration (without interest) equal to (A) the Per Share Common Merger Consideration less the per share exercise price of such option multiplied by (B) the number of shares of Company Common Stock underlying such option.

         (g) Restricted Stock. At the Effective Time, all shares of Company
             ----------------
Restricted Stock then outstanding shall be assumed by Parent in accordance with the provisions described below:

                   (i) At the Effective Time, each outstanding share of Company Restricted Stock shall be, in connection with the Merger, assumed by Parent. Each share of Company Restricted Stock so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Option Plan and/or as provided in the respective agreements governing such Company Restricted Stock immediately prior to the Effective Time, except that such Company Restricted Stock shall be exchanged for that number of whole shares of Common Stock of Parent equal to the product of the number of shares of Company Common Stock underlying such Company Restricted Stock immediately prior to the Effective Time (assuming such Company Restricted Stock was then fully vested) multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Common Stock of Parent. The shares of Common Stock of Parent issued in exchange for such shares of Company Restricted Stock shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificate representing such shares of Parent Common Stock may accordingly (A) be held in escrow by Parent until such shares are no longer subject to such repurchase option, risk of forfeiture or other condition or (B) be marked with appropriate legends in the discretion of Parent while such shares are subject to such repurchase option, risk of forfeiture or other condition.

                   (ii) As soon as practicable following the Effective Time, Parent will issue to each holder of outstanding Company Restricted Stock a document evidencing the foregoing assumption of such Company Restricted Stock by Parent.

             (h)   Warrants. At the Effective Time, each outstanding Company
                   --------
warrant not exercised prior to the Effective Time shall be canceled and extinguished.

             (i)   Capital Stock of Merger Sub. Each share of Common Stock of
                   ---------------------------
Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares of Common Stock of Merger Sub shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

             (j)   Adjustments to Option Exchange Ratio. The Option Exchange
                   ------------------------------------
Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Capital Stock), recapitalization or other like change with respect to Company Capital Stock that occurs or has a record date after the date hereof and prior to the Effective Time.

     1.7     Dissenting Shares.
             -----------------

             (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.6 hereof, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

     (b) Notwithstanding the provisions of Section 1.7(a) above, if any holder of shares of Company Capital Stock who is otherwise entitled to exercise dissenters' rights under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) such dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration pursuant to Section 1.6 hereof, without interest on the payment and subject to the provisions of Section 1.8 and Article VII hereof, upon surrender of the certificate representing such shares.

     (c) The Company shall give Parent (i) prompt notice of any written demands for the exercise of dissenters' rights in respect of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law (including without limitation instruments concerning appraisal or dissenters' rights) and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for the exercise of dissenters' rights in respect of any shares of Company Capital Stock or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company (i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (ii) incurs any other costs or expenses in respect of any Dissenting Shares (excluding payments for such shares) (together "Dissenting Share Payments"), Parent shall be entitled to recover under the terms of Article VII hereof the amount of such Dissenting Share Payments.

  1.8 Exchange Procedures; Surrender of Certificates.
      ----------------------------------------------

     (a) Exchange Agent. Computershare Trust Company (or such agent as Parent
         --------------
shall reasonably appoint) shall serve as exchange agent (the "Exchange Agent") in the Merger.

     (b) Parent to Deposit Escrow Amount. Promptly after the Effective Time,
         -------------------------------
Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the Merger Consideration payable pursuant to Section 1.6 hereof; provided, however, that on behalf of the Indemnifying Stockholders (as defined in Section 7.2(a) hereof), Parent shall deposit into an escrow account the Escrow Amount. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be determined with reference to each such holder's Pro Rata Escrow Basis.

     (c) Exchange Procedures. As soon as practicable after the Effective Time
         -------------------
(but in any event within ten business days following the Effective Time), Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive the applicable consideration set forth in Section 1.6 hereof, (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable consideration set forth in
Section 1.6. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor such holder's portion of the Merger Consideration as set forth in Section 1.6 hereof less the portion of the Escrow Amount contributed on behalf of such holder and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall deposit the Escrow Amount with the Escrow Agent (as defined in Article VII hereof). The Escrow Amount so deposited with the Escrow Agent shall be available to compensate Parent as provided in Article VII hereof. From the Closing and until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely the right to receive the applicable consideration set forth in Section 1.6 hereof.

             (d) No Liability. Notwithstanding anything to the contrary in this
                 ------------
Section 1.8 hereof, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9     No Further Ownership Rights in Company Capital Stock. The Merger
             ----------------------------------------------------
Consideration paid pursuant to the Merger upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10    Lost, Stolen or Destroyed Certificates. In the event any
             --------------------------------------
Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon receiving notice from the holder thereof and upon the making of an affidavit of that fact by such holder, such amount as may be required pursuant to Section 1.6 hereof; provided, however, that Parent may, in its discretion and, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11    Taking of Necessary Action; Further Action. If, at any time after
             ------------------------------------------
the Effective Time, any such further action is necessary or reasonably desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in the disclosure schedules supplied by the Company to Parent (collectively the "Disclosure Schedule") and dated as of the date hereof, that on the date hereof (except to the extent such representations and warranties speak as of an earlier date) as follows; provided, that any exceptions to the Disclosure Schedule shall be disclosed in such a manner that (a) such exception is identified in the in the applicable schedule or (b) such exception is identified in another schedule and cross referenced in the applicable schedule with reasonable specificity:

     2.1   Organization of the Company. The Company and each of its subsidiaries
           ---------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company and each of its subsidiaries has the corporate power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified to do business and in good standing as a foreign corporation in each state or other jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except for such failure to be so duly qualified and be in good standing as would not have a Company Material Adverse Effect, and Schedule 2.1
                                                                  ------------
is a complete list of each state or other jurisdiction where the Company and each of its subsidiaries is qualified to do business. The Company has delivered to Parent a true and correct copy of its Certificate of Incorporation and Bylaws, each as in effect on the date hereof. Schedule 2.1 of the Disclosure
                                              ------------
Schedule lists the directors and officers of the Company and each of its subsidiaries. Except as set forth in Schedule 2.1 of the Disclosure Schedule,
                                     ------------
the operations now being conducted by the Company and its subsidiaries are not now and have never been conducted by the Company or any of its subsidiaries under any other name. As used in this Agreement, the word "subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

     2.2   Company Capital Structure.
           -------------------------

          (a) The authorized capital stock of the Company consists of 22,289,827 shares of authorized Company Common Stock, of which 3,676,217 shares are issued and outstanding on the date of this Agreement, 5,050,000 shares of Class A Preferred Stock, of which 5,050,000 shares are issued and outstanding on the date of this Agreement, 2,103,333 shares of Class B Preferred Stock, of which 2,103,333 shares are issued and outstanding on the date of this Agreement, 4,000,000 shares of Class C Preferred Stock, of which 4,000,000 shares are issued and outstanding on the date of this Agreement, and 3,700,000 shares of Class D Preferred Stock, of which 2,895,048 shares are issued and outstanding on the date of this Agreement. Except as set forth in the immediately preceding sentence, no shares of capital stock or other securities of the Company are issued, reserved for issuance (except as set forth in Section 2.2(b) below) or outstanding. The number of shares of Company Common Stock into which each share of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock is convertible is set forth in Schedule 2.2(a). On the date of this Agreement, the
                            ---------------
Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts as set forth on Schedule 2.2(a). All outstanding
                                          ---------------
shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or the Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Capital Stock have been issued in compliance with applicable federal and state securities laws.

              (b) The Company has reserved 5,800,000 shares of Common Stock for issuance to employees and consultants pursuant to the Company Option Plan, of which on the date of this Agreement 3,526,468 shares are subject to outstanding, unexercised options, 597,325 shares remain available for future grant and 1,676,217 shares have been issued pursuant to the exercise of options issued under the Company Option Plan. The Company has reserved sufficient shares of Common Stock for issuance upon conversion of the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock. Schedule
                                                                        --------
2.2(b) sets forth for each outstanding Company Option, Company Restricted Stock
------
or warrant the name of the holder of such Company Option or warrant, the number of shares of Common Stock subject to such Company Option or warrant, the exercise price of such Company Option or warrant and the vesting schedule for such Company Option or warrant, and whether the exercisability of such Company Option or warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options, Company Restricted Stock and warrants described in Schedule 2.2(b), there are no
                                                   ---------------
options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other equity-based compensation awards or similar rights (whether payable in cash or otherwise) with respect to the Company, nor is there a commitment to issue any such award or right. Except as contemplated hereby or as set forth on Schedule 2.2(b), there are no voting trusts, proxies, or other
                ---------------
agreements or understandings with respect to the voting stock of the Company. The holders of Company Capital Stock, Company Options, Company Restricted Stock and warrants have been or will be properly given, or shall have properly waived, any required notice prior to the Merger.

     2.3 Subsidiaries. Except as set forth on Schedule 2.3, the Company does not
         ------------                         ------------
have and has never had any subsidiaries, or a relationship with another entity whereby they were under common control, and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity or have any ongoing obligation to purchase any shares of capital stock or make any investment or capital contribution with respect thereto; nor is the Company responsible in any way for any similar obligation with respect to any other entity. The authorized capital stock of each subsidiary, as well as the issued and outstanding shares of capital stock of each subsidiary, is listed on
Schedule 2.3. Except as set forth on Schedule 2.3, all outstanding shares of the
------------                         ------------
capital stock of each subsidiary are, and at the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, their respective charter documents or any agreement of which the Company or any subsidiary is a party or by which it is bound.

     2.4 Authority. Subject only to the approval of the Merger and this
         ---------
Agreement by the Company's stockholders, the Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is (i) that number of shares as would constitute a majority of the outstanding shares of Company Common Stock entitled to vote thereon (assuming the conversion of all Company Preferred Stock) and (ii) two-thirds of the shares of Eligible Preferred Stock (as defined in the Company's Certificate of Incorporation), voting together as a single class. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     2.5 No Conflict; Consents. Subject only to the approval of the Merger and
         ---------------------
this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (a) any provision of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation to which the Company or any of its subsidiaries or any of their properties or assets is subject. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Merger Certificate of Merger with the Secretary of State of Delaware, (b) such filings as are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and (c) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.5.
------------

      2.6     Company Financial Statements.
              -----------------------------

              (a) Schedule 2.6 sets forth the Company's audited balance sheet as
                  ------------
of December 31, 2000, and the related audited statement of operations, cash flows and stockholders equity for the fiscal year then ended, together with the report thereon of PriceWaterhouseCoopers, LLP and the Company's unaudited balance sheet as of December 31, 2001 (the "Balance Sheet Date") and the related statement of operations, cash flows and stockholders equity for the fiscal year then ended (collectively, the "Company Financial Statements"). The Company Financial Statements are complete and correct and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and consistent with each other. The Company Financial Statements present fairly the financial condition and operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments in the case of unaudited Company Financial Statements, which such adjustments will not be material in amount or significance.

              (b) As of the date of this Agreement, the Company has a cash balance of at least $14,000,000, net of any fees the Company has paid or will pay to any financial advisors in connection with the Merger.

     2.7      No Undisclosed Liabilities. Except as set forth in Schedule 2.7,
              --------------------------                         ------------
neither the Company nor any of its subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP) (collectively, "Liabilities"), except for (i) Liabilities, that, individually or in the aggregate, have been reflected or reserved against in the Company Financial Statements and (ii) Liabilities that have arisen after the Balance Sheet Date in the ordinary course of business consistent with past practice and are not in excess of $7,500 individually or $30,000 in the aggregate.

     2.8      No Changes. Except as set forth in Schedule 2.8, since the Balance
              ----------                         ------------
Sheet Date, there has not been, occurred or arisen any:

              (a) transaction by the Company or any of its subsidiaries except in the ordinary course of business as conducted on that date and consistent with past practices or otherwise not in excess of $5,000, in any individual case;

              (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries;

              (c) capital expenditure or commitment by the Company or any of its subsidiaries in excess of $15,000 in any individual case or in excess of $50,000 in the aggregate.

              (d) destruction of, damage to or loss of any material assets, business or customer of the Company or any of its subsidiaries (whether or not covered by insurance);

              (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action with respect to the Company or any of its subsidiaries;

              (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

              (g) revaluation by the Company of any of its or any of its subsidiaries' assets (whether tangible or intangible);

              (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in lieu of or in substitution for shares of Company Capital Stock;

              (i) increase in the salary or other compensation or benefits (including, but not limited to, options or other equity-based compensation awards) payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation or benefits (including, but not limited to, options or other equity-based compensation awards) to any such person except as otherwise contemplated by this Agreement;

              (j) sale, lease, license or other disposition of any of the assets or properties of the Company or any of its subsidiaries, or the creation of any security interest in such assets or properties, except in the ordinary course of business as conducted on that date and consistent with past practices;

              (k) amendment or termination of any material contract, agreement or license to which the Company or any of its subsidiaries is a party or by which it is bound;

              (l) loan by the Company or any of its subsidiaries to any person or entity, incurring by the Company or any of its subsidiaries of any indebtedness, guaranteeing by the Company or any of its subsidiaries of any indebtedness, issuance or sale of any debt securities of the Company or any of its subsidiaries or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

              (m) waiver or release of any right or claim of the Company or any of its subsidiaries, including any write-off or other compromise of any account receivable of the Company or any of its subsidiaries;

              (n) commencement, settlement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or any subsidiary or their affairs or any reasonable basis for any of the foregoing;

              (o) notice of any claim or potential claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.12 hereof) or of infringement by the Company or any of its subsidiaries of any third party's intellectual property rights;

              (p) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, other than pursuant to the exercise of options outstanding on the date hereof and granted under the Company Option Plan;

              (q) change in pricing or royalties set or charged by the Company or any of its subsidiaries to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company or any of its subsidiaries;

              (r) event or condition of any character that has or could reasonably be expected to have a Company Material Adverse Effect (as defined in Section 9.2 hereof);

              (s) changed material tax election, new material tax election inconsistent with past practices, new tax accounting method inconsistent with past practices or changed tax accounting method; closing agreement, settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

              (t) negotiation or agreement by the Company or any of its subsidiaries or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.9      Tax and Other Returns and Reports.
              ---------------------------------

              (a) Definition of Taxes. For the purposes of this Agreement, "Tax"
                  -------------------
or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other like governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, environmental, custom duty, stamp, alternative or add-on minimum, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

    (b)  Tax Returns and Audits.  Except as set forth in Schedule 2.9:
         ----------------------                          ------------

         (i) The Company and each of its subsidiaries as of the Effective Time will have prepared and filed on a timely basis, all required federal, state, local and foreign returns, estimates, information statements and reports due to be filed on or before the Effective Time ("Returns") relating to any and all Taxes concerning or attributable to the Company, its subsidiaries or their operations, and such Returns are true, correct and complete in all material respects and have been completed in all material respects in accordance with applicable law.

         (ii)   The Company and each of its subsidiaries as of the Effective
Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees (and timely remitted to the appropriate taxing authority) all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

         (iii) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or, to the knowledge of the Company, proposed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. There are no powers of attorney with respect to Taxes of the Company or any of its subsidiaries currently in force.

         (iv) The Company has not received any written notice, nor to the knowledge of the Company any oral notice, of any audit or other examination of any Return of the Company or any of its subsidiaries presently in progress.

         (v) The Company does not have any liabilities for unpaid Taxes for periods prior to the date of the Company Financial Statements which have not been accrued or reserved against on the balance sheet included in the Company Financial Statements, whether asserted or unasserted, contingent or noncontingent. The Company will not have incurred any liability for Taxes for the period commencing after the date of the balance sheet included in the Company Financial Statements and ending immediately prior to the Effective Time, other than in the ordinary course of business.

         (vi) The Company has provided, or in the case of sales and use Returns will make available to Parent within three (3) business days of the date hereof, copies of all federal, foreign and state income and all state sales and use Returns for the Company and each of its subsidiaries for all periods through its fiscal year ended December 31, 2001.

         (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company or any of its subsidiaries relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

         (viii) Except as set forth on Schedule 2.20 (i)(ii), there is no
                                       ---------------------
contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any Employee (as defined in Section 2.20(a) hereof) that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code, and neither the Company nor any of its subsidiaries has in the past paid any such amounts.

             (ix) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

             (x) Neither the Company nor any of its subsidiaries has (A) ever been a member of an affiliated group (within the meaning of Code (S) 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (B) ever been a party to a tax sharing or allocation agreement (nor does the Company or any of its subsidiaries owe any amount under any such agreement), (C) any liability for the Taxes of any person (other than Company or any of its subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (D) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

             (xi) No adjustment relating to any Return filed by the Company or any of its subsidiaries has been proposed in writing or, to the knowledge of the Company, orally by any tax authority to the Company or any of its subsidiaries or any representative thereof.

             (xii) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

             (xiii) The Company has never had any earnings and profits for federal, state or other jurisdictional income tax purposes and will have no such earnings and profits for its taxable year ending on the Closing Date.

         2.10 Restrictions on Business Activities. Except as set forth on
              -----------------------------------
Schedule 2.10, there is no agreement (noncompete or otherwise), commitment,
-------------
judgment, injunction, order or decree to which the Company or any of its subsidiaries is a party or otherwise binding upon the Company or any of its subsidiaries which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice (including, without limitations, the licensing of any product) of the Company or any of its subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries. Without limiting the foregoing, neither the Company nor any of its subsidiaries has entered into any agreement under which the Company or any of its subsidiaries is restricted from selling, licensing or otherwise distributing or providing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

   2.11  Title to Properties; Absence of Liens and Encumbrances.
         ------------------------------------------------------

         (a) Neither the Company nor any of its subsidiaries owns real property, nor have they ever owned any real property. Schedule 2.11(a) sets forth a list
                                            ----------------
of all real property currently leased by the Company or any of its subsidiaries, the name of the lessor and the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party.

         (b) The Company and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financial Statements or in Schedule 2.11(b) and except for liens for taxes not
                           ----------------
yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         (c) Schedule 2.11(c) lists all material items of equipment (the
             ----------------
"Equipment") owned or leased by the Company and each of its subsidiaries, and such Equipment is (i) adequate for the conduct of the business of the Company and each of its subsidiaries as currently conducted and (ii) in good operating condition, subject to normal wear and tear.

   2.12  Intellectual Property.
         ---------------------

         (a) Definitions. For all purposes of this Agreement, the following
             -----------
terms shall have the following respective meanings:

             (i) "Technology" shall mean any or all of the following: (i) works of authorship including, without limitation, computer programs, algorithms, routines, source code and executable code, whether embodied in software or otherwise, documentation, designs, files, records and data; (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets, show how, know how and techniques; (iv) databases, data compilations and collections and technical data; (v) processes, devices, prototypes, schematics, bread boards, net lists, mask works, test methodologies and hardware development tools; (vi) logos, trade names, trade dress, trademarks, service marks, World Wide Web addresses and domain names, tools, methods and processes; and all instantiations of the foregoing in any form and embodied in any media.

             (ii) "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Mask Works"); (vi) all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

             (iii) "Company Intellectual Property" shall mean any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned by, or exclusively licensed to, the Company or any of its subsidiaries.

             (iv) "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights; (iv) registered Mask Works and applications to register Mask Works; and (v) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

         (b) Schedule 2.12(b) contains a complete and accurate list (by name and
             ----------------
version number) of all products, software or service offerings of the Company or any of its subsidiaries (collectively, "Company Products") that have been sold, distributed or otherwise disposed of in the ten (10)-year period preceding the date hereof or which the Company or any of its subsidiaries intends to sell, distribute or otherwise dispose of in the future, including any products or service offerings under development.

         (c) Schedule 2.12(c) lists all Registered Intellectual Property Rights
             ----------------
owned by, filed in the name of, or applied for, by the Company and any of its subsidiaries (the "Company Registered Intellectual Property Rights") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

         (d) All necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on Schedule
                                                                     --------
2.12(d), there are no actions that must be taken by the Company or any of its
-------
subsidiaries within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. Neither the Company nor any of its subsidiaries has claimed any status in the application for or registration of any Registered Intellectual Property Rights, including "small business status," that would not be applicable to Purchaser.

             (e) In each case in which the Company or any of its subsidiaries has acquired any Technology or Intellectual Property Right from any person, the Company or its subsidiaries has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or its subsidiaries. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company or its subsidiaries has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company or its subsidiaries with the relevant Governmental Entity.

             (f) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable.

             (g) Except as set forth on Schedule 2.12(g), all Company
                                        ----------------
Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

             (h) Except as set forth on Schedule 2.12(h), each item of Company
                                        ----------------
Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the generality of the foregoing, (i) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale, distribution or provision of any Company Products by the Company or any of its subsidiaries, (ii) the Company owns exclusively, and has good title to, all copyrighted works that are included or incorporated into Company Products or which the Company or any of its subsidiaries otherwise purports to own, and (iii) to the extent that any patents would be infringed by any Company Products, the Company is the exclusive owner of such patents.

             (i) Except as set forth on Schedule 2.12(i), neither the Company
                                        ----------------
nor any of its subsidiaries has transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

             (j) Except as set forth on Schedule 2.12(j), all Technology used in
                                        ----------------
or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

              (k)  Except as set forth on Schedule 2.12(k), the Company
                                          ----------------
Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, and as it is currently planned or contemplated to be conducted by the Company, including, without limitation, the design, development, manufacture, use, import and sale of Company Products.

              (l)  Except as set forth on Schedule 2.12(l), no person who has
                                          ----------------
licensed any Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

              (m) The operation of the business of the Company as it is currently conducted, or is contemplated to be conducted, by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of Company Products does not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

              (n) No Company Intellectual Property or service of the Company or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or its subsidiaries or may affect the validity, use or enforceability of such Company Intellectual Property.

              (o) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses and outbound "shrink-wrap" licenses, Schedule 2.12(o) lists all contracts, licenses and agreements to which
          ----------------
the Company or any of its subsidiaries is a party with respect to any Technology or Intellectual Property Rights. Neither the Company nor any of its subsidiaries is in breach of nor has the Company or any of its subsidiaries failed to perform under, any of the foregoing contracts, licenses or agreements and, to the knowledge of the Company, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

              (p)  Schedule 2.12(p) lists all material contracts, licenses and
                   ----------------
agreements between the Company or its subsidiaries and any other person wherein or whereby the Company or any of its subsidiaries has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

              (q) To the knowledge of the Company, there are no contracts, licenses or agreements between the Company (or any of its subsidiaries) and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company or any of its subsidiaries thereunder.

              (r)  Except as set forth on Schedule 2.12(r), to the knowledge of
                                          ----------------
the Company, no person is infringing or misappropriating any Company Intellectual Property Right.

              (s) The Company and its subsidiaries have taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company.

              (t) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to the Closing.

              (u) All of the Company's products (including products currently under development): (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant");
(ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000; and (iii) will be interoperable with other products used and distributed by Parent that may reasonably deliver records to the Company's products or receive records from the Company's products, or interact with the Company's products, including but not limited to back-up and archived data. All of the Company's Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

        2.13  Interested Party Transactions.  Except as set forth on Schedule
              -----------------------------                          --------
2.13, no officer, director, affiliate (as defined under the Securities Act) or,
----
to the knowledge of the Company, stockholder of the Company (nor, to the knowledge of the Company, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (a) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (b) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (c) a beneficial interest in any contract or agreement set forth in Schedule 2.13; provided, that ownership of no more than
                       -------------
five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

       2.14  Compliance with Laws. The Company and each of its subsidiaries have
             --------------------
complied in all material respects with, are not in material violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation applicable to them.

       2.15  Litigation. Except as set forth in Schedule 2.15, there is no
             ----------                         -------------
action, suit or proceeding of any nature pending or, to the knowledge of the Company, threatened against the Company, its subsidiaries, their properties or any of their officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.15, there is no investigation pending or to
                       -------------
the knowledge of the Company, threatened against the Company, its subsidiaries, their properties or any of their officers or directors by or before any Governmental Entity. Schedule 2.15 sets forth, with respect to any such pending
                     -------------
or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company or any of its subsidiaries to manufacture, offer or sell any of its products or services in the present manner or style thereof.

       2.16  Insurance. The Company and its subsidiaries maintain valid and
             ---------
enforceable insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries. Such insurance policies and fidelity bonds, identified on Schedule 2.16, contain provisions that are reasonable and
              -------------
customary in the Company's industry, and there is no claim by the Company or any of its subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and each of its subsidiaries are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

       2.17  Minute Books; Stock Ledger. The minute books of the Company and
             --------------------------
each of its subsidiaries made available to Parent and counsel for Parent are the only minute books of the Company and its subsidiaries and accurately reflect all meetings of directors (including committees thereof) and stockholders or actions by written consent of the board of directors or stockholders of the Company and its subsidiaries since the time of incorporation of the Company and each of its subsidiaries. The current stock ledger of the Company and each of its subsidiaries has been made available to Parent and accurately reflects the stock ownership of the Company and each of its subsidiaries.

       2.18  Environmental Matters.
             ---------------------

             (a)  Hazardous Material. Neither the Company nor any of its
                  ------------------
subsidiaries has: (i) operated any underground storage tanks at any property that the Company or any of its subsidiaries have at any time owned, operated, occupied or leased; or (ii) illegally released in violation of applicable law any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the actions of the Company, or, to the knowledge of the Company or any of its subsidiaries, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

             (b)  Hazardous Materials Activities. Neither the Company nor any of
                  ------------------------------
its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

             (c)   Permits. The Company and each of its subsidiaries currently
                   -------
holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company and each of its subsidiaries as such activities and businesses are currently being conducted.

             (d)   Environmental Liabilities. No action, proceeding, revocation
                   -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its subsidiaries. The Company has no knowledge of any fact or circumstance that could involve the Company in any environmental litigation or impose upon the Company and each of its subsidiaries any environmental liability.

       2.19  Brokers' and Finders' Fees; Third Party Expenses. Except as set
             ------------------------------------------------
forth on Schedule 2.19, the Company has not incurred, nor will it incur,
         -------------
directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth (a) the principal
                                 -------------
terms and conditions of any agreement with respect to such fees, and (b) the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.5) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

       2.20  Employee Matters and Benefit Plans.
             ----------------------------------

             (a)   Definitions. With the exception of the definition of
                   -----------
"Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                   (i) "Affiliate" shall mean any other person or entity under common control with the Company or any of its subsidiaries within the meaning of
Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                   (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA;

                   (iii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company, any of its subsidiaries or any Affiliate for the benefit of any Employee, or with respect to which the Company, any of its subsidiaries or any Affiliate has or may have any liability or obligation, and which is not an "Employment Agreement;"

                   (iv)  "DOL" shall mean the Department of Labor;

                   (v) "Employee" shall mean any current or former or retired employee, consultant or director of the Company, any of its subsidiaries or any Affiliate;

                   (vi) "Employment Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding (whether written or unwritten) between the Company, any of its subsidiaries or any Affiliate and any Employee;

                   (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

               (ix) "International Employment Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding (whether written or unwritten) between the Company, or any of its subsidiaries or any Affiliate and any Employee who performs services outside the United States.

               (x) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate (whether formally or informally and whether written or unwritten) or with respect to which the Company or, any of its subsidiaries or any Affiliate will or may have any liability for the benefit of Employees who perform services outside the United States.

               (xi)   "IRS" shall mean the Internal Revenue Service;

               (xii) "Multiemployer Plan" shall mean any Pension Plan (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

               (xiii) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b)  Schedule. Schedule 2.20(b) contains an accurate and complete list
               --------  ----------------
of each Company Employee Plan, and each Employment Agreement. Neither the Company nor any subsidiary has any plan or commitment to establish any new Company Employee Plan, or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law or to the new limits and opportunities under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Employment Agreement.

          (c)  Documents. The Company has provided to Parent correct and
               ---------
complete copies of: (i) all documents embodying each Company Employee Plan and Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan;
(iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination opinion, notification and advisory letters, and all applications and material correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material communications relating to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company or any of its subsidiaries; (viii) all material correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

          (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d),
              ------------------------                         ----------------
(i) the Company and each of its subsidiaries has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan as to which such sections apply; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan, other than statutorily mandated benefits in jurisdictions outside the U.S., can be amended, terminated or otherwise discontinued after the Effective Time, without liability to Parent, the Company, any subsidiary of the Company or any Affiliates (other than ordinary administration expenses or the issuance of shares upon exercise of previously granted Company Options); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; (vii) neither the Company, its subsidiaries nor any Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or
Section 4975 through 4980 of the Code; (viii) the terms of the Company Option Plan (and any option agreement issued thereunder) permit the assumption of Company Options by Parent, the conversion of such options into Parent options and the cash-out of vested, unexercised Options, all as provided for in this Agreement and without the consent or approval of the holders of Company Options or any other party; and (ix) the terms of each agreement governing Company Restricted Stock granting Company rights to repurchase unvested shares of Company Restricted Stock that are outstanding immediately prior to the Effective Time permit the assignment of such rights by the Company to Parent without the consent of the holders of the Restricted Stock or any other party.

          (e)  Pension Plan and Funded Company Employee Plan. Neither the
               ---------------------------------------------
Company, its subsidiaries nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code and none the of Company Employee Plans which is a welfare benefit plan within the meaning of ERISA is subject to
Section 419 of the Code.

          (f)  Collectively Bargained, Multiemployer and Multiple Employer
               -----------------------------------------------------------
Plans. At no time has the Company or any Affiliate contributed to or been
-----
obligated to contribute to any Multiemployer Plan. Neither the Company, its subsidiaries nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

          (g)  No Post-Employment Obligations. Except as set forth in Schedule
               ------------------------------                         --------
2.20(g), no Company Employee Plan or Employment Agreement provides, or reflects
-------
or represents any liability to provide benefits in the nature of medical insurance after termination of employment or other welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute (including statutorily mandated benefits in jurisdictions outside the U.S.), and neither the Company nor its subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with such benefits, except to the extent required by statute.

          (h)  Health Care Compliance. Neither the Company, its subsidiaries nor
               ----------------------
any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees except where failure to do so would not have a Company Material Adverse Effect. No U.S. Company Employee Plan provides health benefits that are not fully insured through an insurance contract except as provided on Schedule
                                                                      --------
2.20(b).
------

          (i)  Effect of Transaction.
               ---------------------

               (i) Except as set forth on Schedule 2.20(i)(i), the execution of
                                          -------------------
this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) Except as set forth on Schedule 2.20(i)(ii), no payment or
                                           --------------------
benefit which will or may be made by the Company, its subsidiaries or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

          (j)  Employment Matters. The Company and each of its subsidiaries (i)
               ------------------
are in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company or any subsidiary under any worker's compensation policy or long-term disability policy.

          (k)  Labor. No work stoppage or labor strike against the Company or
               -----
any of its subsidiaries is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.20(k), there are no
                                               ----------------
actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.20(k),
                                                            ----------------
neither the Company nor any of its subsidiaries is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries.

          (l)  International Employee Plan. Each International Employee Plan has
               ---------------------------
been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by applicable law, no condition exists that would prevent the Company, or, following the Effective Time, Parent, from terminating or amending any International Employee Plan at any time for any reason without liability to the Company, or, following the Effective Time, Parent.

          (m) International Employment Agreement. Neither the Company, its
              ----------------------------------
subsidiaries and/or any Affiliate does not now, nor have they ever been a party to, an International Employment Agreement.

          (n) Section 83(b) Elections. The Company's records contain copies of
              -----------------------
elections and notices under Section 83(b) of the Code and any analogous provisions of applicable state Tax laws for all purchases of shares of Company Common Stock that were at the time of purchase subject to a substantial risk of forfeiture (within the meaning of Section 83(c)(1) of the Code) and, to the knowledge of the Company, such elections and notices were timely filed.

     2.21 Employees. Except as set forth on Schedule 2.21, to the knowledge of
          ---------                         -------------
the Company, no employee of the Company or any subsidiary (a) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its subsidiaries or to the use of trade secrets or proprietary information of others and (b) has given notice to the Company or any subsidiary, nor is the Company or any subsidiary otherwise aware, that any employee intends to terminate his or her employment with the Company or any subsidiary.

     2.22 Governmental Authorization. The Company and each of its subsidiaries
          --------------------------
possess all consents, licenses, permits, grants or other authorizations issued to the Company and each of its subsidiaries by a Governmental Entity (a) pursuant to which the Company and each of its subsidiaries currently operates or holds any interest in any of its properties or (b) which is required for the operation of the Company's and each of its subsidiaries' business or the holding of any such interest, other than such consents, licenses, permits, grants or authorizations of which the failure to obtain would not, either individually or in the aggregate, have a Company Material Adverse Effect (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and each of its subsidiaries to operate or conduct their business or hold any interest in their properties or assets.

     2.23 Agreements, Contracts and Commitments.
          -------------------------------------

          (a)   Except as set forth on Schedule 2.23(a), neither the Company nor
                                       ----------------
any of its subsidiaries has, is a party to, nor are they bound by:

                (i)   any collective bargaining agreements;

                (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

                (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                    (iv) any employment or consulting agreement or contract with an employee or individual consultant or salesperson or consulting or sales agreement or contract, under which a firm or other organization provides services to the Company pursuant to which the Company is obligated to make payments in excess of $10,000 per year;

                    (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                    (vi)   any fidelity or surety bond or completion bond;

                    (vii) any lease of personal property having a value individually in excess of $10,000;

                    (viii) any agreement of indemnification or guaranty other than such indemnification obligations in the Company's software license agreements entered into in the ordinary course of business consistent with past practices;

                    (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or its subsidiaries to engage in any line of business or to compete with any person;

                    (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 individually or $20,000 in the aggregate;

                    (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's and its subsidiaries' business;

                    (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

                    (xiii) any purchase order or contract for the purchase of raw materials involving $10,000 or more;

                    (xiv)  any construction contract;

                    (xv) any distribution, joint marketing or development agreement;

               (xvi) any agreement, contract or commitment pursuant to which the Company or any subsidiary has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code; or

               (xvii) any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

          (b)  Schedule 2.23(b) sets forth a list of the Company's top 20
               ----------------
customers according to revenue for the fiscal year ended December 31, 2001, and each such customer currently has an agreement or agreements with the Company.
Schedule 2.23(b) lists all effective agreements between such customers and the
----------------
Company.

          (c) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all of which are noted in Schedule 2.23(c),
                                                           ----------------
neither the Company nor any of its subsidiaries has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any contract required to be set forth on Schedule 2.23(a), Schedule 2.23(b) or Schedule 2.12. Each contract is in full
   ----------------  ----------------    -------------
force and effect and, except as otherwise disclosed in Schedule 2.23(c), is not
                                                       ----------------
subject to any default thereunder of which the Company has knowledge by any party obligated to the Company or any of its subsidiaries pursuant thereto.

     2.24 Accounts Receivable.
          -------------------

          (a) The Company has made available to Parent a list of all accounts receivable of the Company as of January 31, 2002, together with a range of days elapsed since invoice.

          (b) All of the Company's accounts receivable arose in the ordinary course of business and are carried at values determined in accordance with GAAP consistently applied. Except as otherwise disclosed in Schedule 2.24, no person
                                                       -------------
has any Lien on any of the Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

     2.25 Complete Copies of Materials. The Company has delivered or made
          ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     2.26 Disqualified Individuals under 280G. Schedule 2.26 lists all persons
          -----------------------------------  -------------
who the Company reasonably believes are, with respect to the Company or any subsidiary of the Company, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 Organization, Standing and Power. Parent is a corporation duly
         --------------------------------
organized, validly existing and in good standing under the laws of the state of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted.

     3.2 Authority. Parent and Merger Sub have all requisite corporate power and
         ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and are not subject to any approval by the stockholders of Parent. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.3 No Conflict. Neither the execution and delivery of this Agreement by
         -----------
Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby nor compliance by Parent or Merger Sub with any of the provisions hereof, will (a) conflict with or result in a breach of any provision of Parent's or Merger Sub's Certificate of Incorporation or Bylaws,
(b) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any lien on any material asset of Parent or Merger Sub under, any contract of Parent or Merger Sub, where such default or lien, or any failure to obtain such consent, is reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its subsidiaries, taken as a whole.

     3.4 Litigation. There is no action, suit, proceeding, claim, arbitration or
         ----------
investigation pending, or as to which Parent or Merger Sub has received any notice of assertion against Parent or Merger Sub, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the execution and delivery of this Agreement or the consummation of any of the transactions contemplated by this Agreement.

     3.5 Financing. Parent has and will have, prior to the Closing, sufficient
         ---------
cash or cash equivalent funds to pay the Merger Consideration.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company. During the period from the date of
          ----------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business, and any material event involving or adversely affecting the Company, any of its subsidiaries or their business. Except as expressly contemplated by this Agreement, or disclosed in Schedule 4.1, neither
                                                          ------------
the Company nor any of its subsidiaries shall, without the prior written consent of Parent:

          (a) Enter into any commitment or transaction not in the ordinary course of business;

          (b) Transfer to any person or entity any rights to the Company Intellectual Property or enter into or amend any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the intellectual property of any person or entity (other than intellectual property rights acquired under "shrink-wrap" and similar widely available commercial binary code end-user licenses) or buy or license any intellectual property or, except in the ordinary cause of business an consistent with past practice, enter into any agreement with respect to the development of any intellectual property;

          (c) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company, except in the ordinary course of business and consistent with past practice;

          (d) Amend or otherwise modify (or agree to do so), or violate the terms of, any of the agreements set forth or described in the Disclosure Schedule;

          (e) Commence any litigation or any dispute resolution process;

          (f) Except as permitted under Section 5.21 and Schedule 5.21 hereof,
                                                         -------------
declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), other than pursuant to the Company's repurchase right under employee restricted stock purchase agreements;

          (g) Except for the issuance of shares of Company Common Stock upon exercise of the presently outstanding Company Options, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (j) Sell, lease, license, loan or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of others;

          (l) Except as permitted under Section 5.24 hereof, grant any severance or termination pay to any director, officer, employee or consultant.

          (m) Except as contemplated by Section 5.19 hereof, adopt or amend any employee benefit plan, program, policy or arrangement (including without limitation any amendment which accelerates vesting under any such employee benefit plan, program, policy or arrangement), or enter into any employment contract, extend any employment offer or loan, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries, wage rates or benefits of its employees, nor grant any equity-based compensation award (whether payable in cash, shares or otherwise);

          (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (o) Pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $20,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

          (p) Make any material election in respect of Taxes inconsistent with past practices or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (q) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

          (r) Fail to pay or otherwise satisfy its monetary obligations as they become due;

          (s) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $20,000, in the aggregate;

          (t) Cancel, amend or renew any insurance policy (other than the renewal of the Company's D&O insurance policy);

          (u) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

          (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (u) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  No Solicitation. Until the earlier of the Effective Time and the date
          ---------------
of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person, relating to, any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this section and other than disclosure by the Company to its authorized representatives, consultants and advisors) shall be deemed to be a violation of this Section 4.2.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1   Company Stockholder Approval. At a time mutually agreeable to
               ----------------------------
Parent and Company after the execution of this Agreement, the Company shall submit this Agreement, and the transactions contemplated hereby to its stockholders for approval and adoption as provided by Delaware Law and its Certificate of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the written consent of its stockholders to approve and adopt the Agreement and approve the Merger and to enable the Closing to occur as promptly as practicable. In connection with such stockholder approval and as soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an information statement (the "Information Statement") for purposes of soliciting such written consent of the stockholders. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

         5.2   Termination of Agreements. The Company shall cause those
               -------------------------
agreements listed on Schedule 6.3(o) to be terminated; provided, however, that
                     ---------------
the Company shall use reasonable best efforts to terminate the exclusivity granted pursuant to that certain distributor agreement between the Company and Rafie and Partners Corporation Ltd. dated June 6, 2001, and shall deliver notice of such termination under such agreement within five (5) business days of the date hereof.

         5.3   Access to Company Information. The Company shall afford to Parent
               -----------------------------
and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's and its subsidiaries' properties, books, contracts, agreements and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Company and its subsidiaries as Parent may reasonably request, and (c) all employees of the Company and its subsidiaries as identified by Parent. The Company agrees to provide Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.4   Confidentiality. Each of the parties hereto shall (and shall
               ---------------
cause each of its representatives to) not disclose any information provided by the other party with respect to the negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby, including for the purposes of due diligence ("Confidential Information"), and shall (and shall cause each of its representatives to) use the Confidential Information only with respect to the consummation of the transactions contemplated hereby or as otherwise provided by this Agreement; provided, however, that the following shall be deemed not to be Confidential Information: (a) information that the receiving party can demonstrate was already in its possession prior to the disclosure thereof by the other party, (b) information that is generally known to the public and did not become so known through the violation of this Section
5.4 by the receiving party or its representatives, (c) information that becomes available to the receiving party on a non-confidential basis from a source other than the other party or its representatives, provided that such source is not known by the receiving party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party with respect to that information, and (d) information that is required to be disclosed by law or by the rules and regulations of the National Association of Securities Dealers. The Company acknowledges that Parent's Common Stock is publicly traded and that any Confidential Information with respect to Parent could be considered to be material non-public information within the meaning of U.S. federal and state securities laws. Accordingly, the Company acknowledges and agrees not to (and shall inform each of its officers, directors and employees not to) engage in any transactions in Parent's Common Stock in violation of applicable insider trading laws.

         5.5   Expenses. Whether or not the Merger is consummated, all fees and
               --------
expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         5.6   Public Disclosure. No disclosure (whether or not in response to
               -----------------
an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved by duly authorized officers of both Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Parent's obligation to comply with applicable laws and the rules and regulations of the Nasdaq Stock Market.

         5.7   Consents. The Company shall use reasonable best efforts to obtain
               --------
the consents, waivers and approvals as may be required in connection with the Merger (all of such required consents, waivers and approvals are set forth in
Schedule 2.5) so as to preserve all rights of, and benefits to the Company
-------------
thereunder.

         5.8   FIRPTA Compliance. On the Closing Date, the Company shall deliver
               -----------------
to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3) (the "FIRPTA Compliance Certificate").

         5.9   Reasonable Efforts. Subject to the terms and conditions provided
               ------------------
in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.10  Notification of Certain Matters. The Company shall give prompt
               -------------------------------
notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event that is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by the Company pursuant to this Section 5.10, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         5.11  Additional Documents and Further Assurances. Each party hereto,
               -------------------------------------------
at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely and promptly the consummation of this Agreement and the transactions contemplated hereby; provided that nothing in this Section 5.11 shall be construed to obligate any party to waive any of the closing conditions set forth in Article VI.

         5.12  Employees. As soon as practicable after the date of this
               ---------
Agreement, the Chief Executive Officer of the Company and the Senior Vice President Human Resources of Parent will use their best efforts to agree upon the guidelines within which the Company will proceed with respect to retention of certain existing Company employees.

         5.13  Regulatory Filings.
               ------------------

               (a)  Regulatory Filings. Each of Parent and Company shall
                    ------------------
coordinate and cooperate with one another, exchange information as necessary to effectuate compliance with, and shall each use all reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements, and as promptly as practicable after the date hereof, each of Parent and Company shall make all filings required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including, without limitation, (i) Notification and Report Forms with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") as required by the HSR Act, and (ii) any other filing under any other comparable pre-merger notification forms required by the merger notification or control laws of any applicable jurisdiction.

               (b)  Exchange of Information. Each of Parent and Company shall
                    -----------------------
promptly supply each other with any information that may be required in order to effectuate any filings or application pursuant to Section 1.1(a). Except where prohibited by applicable Legal Requirements, each of Parent and Company and their respective counsel shall consult with each other prior to taking a position with respect to any such filing, shall consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement. In addition, each of Parent and Company and their respective counsel shall coordinate with each other in preparing and exchanging such information and promptly provide each other with copies of all filings, presentations or submissions (and a summary of any oral presentations) with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, provided that with respect to any such filing, presentation or submission, Company and Parent and their respective counsel need not supply each other with copies (or in case of oral presentations, a summary) to the extent that Counsel advises the party that disclosure should be limited or prohibited to avoid a violation of any law, treaty, rule or regulation of any Governmental Entity.

               (c)  Notification. Each of Parent and Company will notify counsel
                    ------------
for the other party promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 1.10, counsel for Parent or counsel for the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement. Each of Parent and Company shall coordinate and cooperate with one another in connection with any press releases issued in connection with the receipt of any comment or request by any officials of any Government Entity in connection with any filings made pursuant hereto.

           (d) Joint Defense Agreement. Nothing in the previously executed Joint
               -----------------------
Defense Agreement between counsel for Parent and counsel for Company shall supercede the terms of this Agreement. This Agreement and the Joint Defense Agreement shall be construed as complementary, and the previously executed Joint Defense Agreement shall be interpreted to embody the general principles of this Agreement.

           (e) Limitation on Divestiture. Notwithstanding anything in this
               -------------------------
Agreement to the contrary, nothing contained in this Agreement shall be deemed to require Parent or Company or any Subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Company shall not take or agree to take any action identified in the immediately preceding sentence without the prior written consent of Parent.

     5.14  Key Employees and Employment Agreements. Parent shall present offers
           ---------------------------------------
of employment to certain Company employees set forth on Schedule 5.14 hereto
                                                        -------------
(the "Key Employees"). Each Key Employee shall execute an Employment and Non-Competition Agreement in substantially the form set forth as Exhibit B
                                                                 ---------
concurrently with the execution of this Agreement, which Employment and Non-Competition Agreement shall be effective as of the Effective Time.

     5.15  Company Employee Plans. The Company shall take all such actions as
           ----------------------
are necessary or appropriate to terminate all Company Employee Plans (other than medical or health plans or statutorily mandated benefits in jurisdictions outside the U.S.), effective as of the day immediately preceding the Effective Time, provided that any and all 401(k) plans shall not be terminated if (and only if) Parent provides written notice to the Company that such 401(k) plan(s) shall not be terminated. Parent shall receive from Company evidence that Company's plan(s) and/or program(s) have been terminated pursuant to resolutions of such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date. In the event that distribution or rollover of assets from the trust of a 401(k) plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent as soon as possible following the date of this Agreement. The Company shall terminate any and all group health and welfare plans effective as of the time Parent health and welfare plan coverage becomes available for the continuing employees. The Company shall also take such other actions in furtherance of terminating such Company Employee Plans as required by such Company Employee Plans and/or as Parent may reasonably require.

     5.16  Voting Agreement. The Company shall deliver or cause to be delivered
           ----------------
to Parent, concurrently with the execution of this Agreement (and in any case prior to the Closing Date), from each person listed on Schedule 5.16, an
                                                       -------------
executed Voting Agreement in the form attached hereto as Exhibit A.
                                                         ---------

     5.17 Disqualified Individuals under 280G. Within a reasonable period of
          -----------------------------------
time after the last business day of each month after the date hereof and on or about the date which is five (5) business days prior to the Closing Date, the Company shall, as and to the extent necessary, deliver to Parent a certificate which sets forth any additional information, not set forth on Schedule 2.27
                                                              -------------
hereto, which the Company reasonably believes would affect the determination of the persons who are, with respect to the Company or any subsidiary of the Company, deemed to be "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as of the date of each such certificate.

     5.18 Spreadsheet. The Company shall prepare a spreadsheet (the
          -----------
"Spreadsheet") in form acceptable to Parent, which spreadsheet shall be complete and correct as of the Closing, and which shall be certified as complete and correct by the Chief Executive Officer or Chief Financial Officer of the Company as of the Closing and which shall separately list, as of the Closing, all holders of Company Capital Stock and their respective addresses as reflected in the Company's records, the number of shares of Company Capital Stock held by such persons (including whether such shares are Company Common Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock and the respective certificate numbers), the amount of Merger Consideration to be received by each holder, the amount of Merger Consideration to be deposited into the Escrow Fund on behalf of each holder, and such other information relevant thereto or which the Exchange Agent or Parent may reasonably request. The Company shall prepare a separate spreadsheet (the "Option Spreadsheet") in form acceptable to Parent, which spreadsheet shall be complete and correct as of the Closing, and which shall be certified as complete and correct by the Chief Executive Officer or Chief Financial Officer of the Company as of the Closing and which shall separately list, as of the Closing, all holders of Company warrants, Company Options (to the extent such Company Options will be outstanding at the Effective Time) and shares of Company Restricted Stock, and their respective addresses, the number of shares of Company Capital Stock underlying each such Company Option and Company warrant, and the vesting arrangement with respect to such Company Options, Company warrants and Company Restricted Stock and such other information relevant thereto or which Parent may reasonably request.

     5.19 Acceleration. With respect to each holder of a Company Option or
          ------------
shares of Company Restricted Stock, the Company shall accelerate the vesting of such securities in accordance with any applicable acceleration provisions set forth in such holder's stock option and restricted stock agreements. In addition to any acceleration pursuant to the preceding sentence, with respect to each holder of a Company Option and/or Company Restricted Stock, the Company shall accelerate the vesting of 50% of the aggregate unvested portion of such securities immediately prior to the Effective Time, and shall take all actions necessary and appropriate to effectuate such acceleration and to facilitate the exercise of such Company Options prior to the Effective Time (the "Acceleration"), including, without limitation, delivering written notice at least 10 days prior to the Effective Time that Parent has determined not to assume such options and that such options will be accelerated prior to the Effective Time.

     5.20 Statement of Liabilities; Statement of Cash Balance; Financial
          --------------------------------------------------------------
Statements. Parent shall have received from the Company, at least three (3)
----------
business days prior to the Closing Date,

(a) a Statement of Cash Balance as of such date, (b) a consolidated Statement of Liabilities as of such date reflecting all liabilities of the Company not reflected on the financial statements delivered pursuant to Section 5.20(c) below, each in a form reasonably satisfactory to Parent, which consolidated Statement of Liabilities and Statement of Cash Balance shall be complete and correct as of the Effective Time, and which shall be certified as complete and correct as of the Effective Time by the Chief Executive Officer or Chief Financial Officer of the Company, (c) an unaudited balance sheet as of the last day of the month immediately preceding the Closing Date and the related statement of operations, cash flows and stockholder equity for the period then ended and (d) the audited balance sheet as of December 31, 2001 and the related audited statement of operations, cash flows and stockholders equity for the fiscal year then ended, together with the report thereon of PriceWaterhouseCoopers, LLP. The financial statements delivered pursuant to
Section 5.20(c) and (d) above shall be complete and correct and shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other and shall present fairly the financial condition and operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments in the case of the unaudited financial statements, which such adjustments will not be material in amount or significance.

     5.21 Cash Dividend. Immediately prior to the Closing, the Company shall pay
          -------------
a cash dividend to its stockholders as set forth in Schedule 5.21 (the "Cash
                                                    -------------
Dividend"); provided, however, that at least five (5) days prior to the Closing, Parent shall have reviewed and agreed with the calculation of such Cash Dividend.

     5.22 Excise Tax. Prior to the Closing, the Company shall deliver to Parent
          ----------
evidence reasonably satisfactory to Parent that either (i) with respect to any payments of cash or sales and purchases of stock or vesting of Company stock or other benefits that may be deemed to constitute "parachute payments" pursuant to
Section 280G of the Code ("Potential 280G Benefits"), the Company stockholders shall have approved by the requisite vote (which is more than 75% of disinterested shareholders as defined in the proposed regulations promulgated under Section 280G) all such Potential 280G Benefits with respect to any disqualified individual, or (ii) that such requisite stockholder approval has been sought and the stockholders did not approve a Potential 280G Benefits, and therefore such Potential 280G Benefits shall not be made or provided to any disqualified individual. The procedures for obtaining such stockholder approval as described in Section 280G and the proposed regulations issued thereunder shall be subject to the reasonable approval of Parent.

     5.23 Offer Letter and Non-Competition Agreements. The Company shall have
          -------------------------------------------
received from Parent, at least fourteen (14) days prior to the Closing Date, a list of Company employees (the "Employee List"), and at least 90% of the employees on the Employee List shall have executed and delivered to Parent an Offer Letter (with exhibits) and Non-Competition Agreement in substantially the form attached hereto as Exhibit C on or prior to the Closing Date, which Offer
                        ---------
Letter and Non-Competition Agreements shall be in full force and effect as of the Effective Time.

     5.24 Severance Agreement and Release Waivers. The Company shall have
          ---------------------------------------
received from Parent, at least fourteen (14) days prior to the Closing Date a list of persons that shall no longer be employed by the Company (the "Former Employee List"), and at least 75% of the people on such list shall have entered into a Severance Agreement and Release dated the date of such employee's termination of employment with the Company in a form and amount acceptable to Parent, and such agreement shall be in full force and effect on or prior to the Effective Time, and no action by the Company shall have been taken to amend, modify or supersede any of such agreements.

     5.25 OpenDWG Alliance Agreement. At the time of the Closing, the Company
          --------------------------
will no longer be a member of the OpenDWG Alliance, and will not have any obligations under or to the OpenDWG Alliance, nor will the Company have assumed any liabilities or be in breach of any provisions of its obligations under that certain OpenDWG Alliance membership agreement dated March 14, 2001.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The
         ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (a) Stockholder Approval. This Agreement shall have been approved
             --------------------
and adopted by the stockholders of the Company, and the Merger shall have been approved by the stockholders of the Company, by the requisite vote under Delaware Law and the Company's Certificate of Incorporation and Bylaws.

         (b) No Injunctions or Restraints; Illegality. No temporary restraining
             ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition (i) preventing the consummation of the Merger, (ii) prohibiting Parent's ownership or operation of any portion of the business of the Company or (iii) compelling Parent or the Company to dispose of or hold separate all or any material portion of the business or assets of the Company or Parent as a result of the Merger, shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending shall be in effect.

         (c) Government Approvals. All approvals of governments and government
             --------------------
agencies necessary to consummate the Merger hereunder, shall have been received. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by either the Federal Trade Commission of the United States Department of Justice and clearance for such transactions shall have been obtained under the comparable laws of any foreign countries where consummation of such transactions prior to such clearance is required.

           (d) No Order. No Governmental Entity shall have enacted, issued,
               --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

           (e) Escrow Agreement. Parent, Company, Escrow Agent and the
               ----------------
Stockholder Representative (as defined in Article VII hereof) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit D.
                                                                      ---------

     6.2   Additional Conditions to Obligations of the Company. The obligations
           ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

           (a) Representations and Warranties. The representations and
               ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are by their terms qualified by a standard of materiality, which representations and warranties shall have been true and correct in all respects) as of the date of this Agreement and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

           (b) Agreements and Covenants. Parent and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

           (c) Certificate of Parent. The Company shall have received a
               ---------------------
certificate signed by a duly authorized officer of Parent to the effect that, as of the Closing, each and every one of the conditions to the obligations of the Company set forth in this Section 6.2 have been satisfied.

     6.3   Additional Conditions to the Obligations of Parent and Merger Sub.
           -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

           (a) Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are by their terms qualified by a standard of materiality, which representations and warranties shall have been true and correct in all respects) as of the date of this Agreement and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company.

          (b) Agreements and Covenants. The Company shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company.

          (c) Certificate of Secretary of Company. Parent shall have received a
              -----------------------------------
certificate, validly executed by the Secretary of the Company, certifying as to
(i) the terms and effectiveness of the Certificate of Incorporation and the Bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the stockholders of the Company approving this Agreement and the consummation of the transactions contemplated hereby.

          (d) [Intentionally Omitted]

          (e) Legal Opinion. Parent shall have received a legal opinion from
              -------------
Ropes & Gray, legal counsel to the Company, in substantially the form attached hereto as Exhibit E or otherwise agreeable to Parent.

          (f) Material Adverse Change. There shall not have occurred any event
              -----------------------
or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect (as defined in Section 9.2 hereof) determined without regard to whether such change constitutes a breach of a representation or warranty.

          (g) Resignation of Directors. The directors of the Company in office
              ------------------------
immediately prior to the Effective Time shall have resigned as directors of the Surviving Corporation effective immediately following the Effective Time

          (h) Stockholder Approval. This Agreement, the Merger and the
              --------------------
transactions contemplated hereby and thereby shall have been approved and adopted by stockholders of the Company holding not less than eighty-five percent (85%) of the outstanding shares of the Company Capital Stock, as well as by the requisite vote under Delaware Law and the Company's Certificate of Incorporation and Bylaws, as applicable.

          (i) Offer Letter and Non-Competition Agreements. At least 90% of the
              -------------------------------------------
Company employees set forth on the Employee List shall have executed and delivered to Parent an Offer Letter (with exhibits) and Non-Competition Agreement in substantially the form attached hereto as Exhibit C, and each such
                                                       ---------
Offer Letter and Non-Competition Agreement shall be in full force and effect.

          (j) Certificate of Good Standing. Parent shall have received a
              ----------------------------
long-form certificate of good standing for the Company from the Secretary of State of the State of Delaware, dated within a reasonable period prior to Closing.

          (k) Certificate of Status of Foreign Corporation. Parent shall have
              --------------------------------------------
received a Certificate of Status of Foreign Corporation or similar certificate of the Company issued by the Secretary of State of such states where the Company is qualified to do business dated within a reasonable period prior to the Closing certifying as to the good standing of the Company in such states.

          (l) FIRPTA Certificate. Parent shall have received a copy of the
              ------------------
FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

          (m) Termination of 401(k) Plan. Parent shall have received from the
              --------------------------
Company evidence that the Company's 401(k) plan has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of the date immediately preceding the Closing Date.

          (n) Spreadsheet. The Company shall have delivered to Parent and the
              -----------
Exchange Agent the Spreadsheet, which shall have been certified as true and correct by the Chief Executive Officer or Chief Financial Officer of the Company.

          (o) Termination of Agreements. The Company shall have terminated each
              -------------------------
of those agreements listed on Schedule 6.3(o) to this Agreement and each such
                              ---------------
agreement shall be of no further force or effect in any respect.

          (p) Termination of Company Warrants. The Company warrants shall have
              -------------------------------
been exercised or terminated by the holders thereof and the Company.

          (q) Severance Agreement and Release Waivers. The persons identified on
              ---------------------------------------
the Former Employee List shall no longer be employed by the Company and at least 75% of shall have entered into a Severance Agreement and Release in a form acceptable to Parent, and each such agreement shall be in full force and effect and no action by the Company shall have been taken to amend, modify or supersede any of such agreements.

          (r) Section 280G Approval or Disapproval. The stockholders of the
              ------------------------------------
Company shall (i) have approved by the requisite vote any Potential 280G Benefits or (ii) shall have voted upon such Potential 280G Benefits and the requisite vote was not obtained with respect to the Potential 280G Benefits such that any disqualified individual (as such term is defined in the proposed regulations promulgated under Section 280G) shall forfeit any Potential 280G Benefits.

          (s) Statement of Liabilities; Statement of Cash Balance; Financial
              --------------------------------------------------------------
Statements. The Company shall have delivered to Parent the Statement of
----------
Liabilities, Statement of Cash Balance and the financial statements required to be delivered by Section 5.20 hereof.

          (t) Certificate of the Company. Parent shall have received a
              --------------------------
certificate signed by the Chief Executive Officer of the Company for and on its behalf, to the effect that, as of the Closing, each and every one of the conditions to the obligations of Parent and Merger Sub set forth in this Section
6.3 have been satisfied.

          (u) Exercise of Options. The holders of at least 75% of the
              -------------------
outstanding vested Company Options shall have exercised such options.

          (v) Repayment of Debt. David Lemont shall have repaid the Company in
              -----------------
cash for any amounts borrowed by him, including any interest amounts accrued thereon.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY; ESCROW

     7.1  Survival of Representations and Warranties; Indemnity. Notwithstanding
          -----------------------------------------------------
any right of Parent or the Company (whether or not exercised) to investigate the affairs of Parent or the Company (whether pursuant to Section 5.3 hereof or otherwise) or a waiver by Parent or the Company of any condition to Closing set forth in Article VI of this Agreement, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. All of the representations and warranties of the Company contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m., California time, on the eighteen-month anniversary of the Closing Date (the "Expiration Date"). The covenants and agreements set forth in this Agreement and any ancillary document hereto that are to be performed following the Closing Date shall survive the Closing and continue in full force and effect until such covenants and agreements are performed in accordance with the terms of this Agreement and the applicable ancillary document. The representations and warranties of Parent and Merger Sub contained in this Agreement, or in any instrument delivered pursuant to this Agreement, shall terminate at the Closing.

     7.2  Escrow Arrangements.
          -------------------

          (a) Escrow Fund. At the Effective Time the holders of Company Capital
              -----------
Stock entitled to receive Merger Consideration pursuant to Section 1.6 hereof (the "Indemnifying Stockholders") will not receive the Escrow Amount but such stockholders will be deemed to have consented to the deposit with the Escrow Agent (as defined below) of the Escrow Amount without any act required on the part of any such stockholder. Instead, as soon as practicable after the Effective Time, the Escrow Amount, without any act required on the part of any stockholder, will be deposited by Parent with an escrow agent acceptable to Parent and the Stockholder Representative as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be determined with reference to each such stockholder's Pro Rata Escrow Basis. The Escrow Amount shall be contributed entirely out of the Merger Consideration payable upon the Merger in respect of the Company Capital Stock. The Escrow Fund is available to compensate Parent and its officers, directors and affiliates, including the Surviving Corporation (each, an "Indemnified Party" and collectively, the "Indemnified Parties") for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defenses (hereinafter individually a "Loss" and collectively "Losses") paid, incurred, accrued or sustained by the Indemnified Parties, or any of them, directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein as of the date of this Agreement or as of the Closing Date, as though then made (except to the extent that such representation or warranty speaks as of an earlier date), (ii) any failure by the Company to perform or comply with any covenant contained in this Agreement, (iii) any Dissenting Share Payments, (iv) any claim made by any person that such person is or was entitled (by contract or otherwise) to receive any amount or property in such person's capacity (or asserted capacity) as a holder of equity interests in the Company or contingent equity interests or as a beneficiary of any rights in excess of the consideration set forth in this Agreement by virtue of or as a result of the Merger, other than any claim described in clause (iii) above, (v) any claims made by foreign employees of the Company or any of its subsidiaries whether or not disclosed on the Disclosure Schedule, (vi) any claims made by Parametric Technology Corporation or its subsidiaries relating to the Company Intellectual Property, including, without limitation, any claims related to trade secret misappropriation, whether or not disclosed on the Disclosure Schedule, (vii) the Acceleration or (viii) the Cash Dividend; provided, however, that to the extent that a specific Liability (as defined in Section 2.7 hereof) is used to reduce the amount of the Cash Dividend (as calculated pursuant to Schedule 5.21 hereof), such Liability shall not be considered a Loss for purposes of this
Article VII. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close.

     No Indemnified Party may recover any Losses unless and until one or more Officer's Certificates identifying a Loss or Losses in excess of $100,000 in the aggregate (the "Threshold Amount") has or have been delivered to the Escrow Agent as provided in Section 7.2(d) hereof, in which case such Indemnified Party
                     --------------
shall be entitled to recover all Losses (including the Threshold Amount) so identified to the extent then available in the Escrow Fund. Notwithstanding the foregoing, Parent shall be entitled to recover for, and the Threshold Amount shall not apply as a threshold to, any and all claims or payments made with respect to (i) all Losses incurred pursuant to clauses (iii), (iv), (v) or (vi) of this Section 7.2(a), or (ii) fraud, intentional misrepresentation or willful misconduct.

          (b) Escrow Period; Distribution upon Termination of Escrow Periods.
              --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., (California Time) on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that is necessary in the reasonable judgment of Parent (subject to reduction as may be determined by arbitration of the matter as provided in Section 7.2(f) hereof in the event of the objection of the Stockholder Representative (as defined in Section 7.2(h) hereof) in the manner provided in Section 7.2(e) hereof) to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period and to the extent specified in any Officer's Certificate (as defined below) delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall transfer to the stockholders of the Company, pursuant to written instructions by Parent, the remaining portion of the Escrow Fund, if any, not required to satisfy such claims. Notwithstanding the foregoing, on the third business day following the date that is twelve months from the Closing Date, Parent shall instruct the Escrow Agent in writing to distribute 50% of the Escrow Amount remaining (and not subject to any unsatisfied claims under any Officer's Certificate(s) delivered to the Escrow Agent prior to the date of the Early Release) in the Escrow Fund to the stockholders (the "Early Release"); provided, however, that there shall be no Early Release if an Indemnified Party(ies) has previously submitted an Officer's Certificate(s) claiming an aggregate of $5,000,000 or more in Losses. Deliveries of Escrow Amounts to the stockholders of the Company pursuant to this Section 7.2(b) shall be made with reference to each stockholder's Pro Rata Escrow Basis.

          (c) Protection of Escrow Fund. The Escrow Agent shall hold and
              -------------------------
safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. All income earned on the cash in the Escrow Fund, if any, shall become part of, and be held as an additional portion of the Escrow Fund in proportion to each applicable stockholder's Pro Rata Escrow Basis, subject to the tax distribution authorized below. It is expressly agreed and understood that the Escrow Fund shall, until distributed pursuant to the terms of this Agreement or the Escrow Agreement, constitute assets of the Parent for tax purposes, provided, however, that the Escrow Agent shall not distribute any amounts from the Escrow Fund except as expressly provided in this Agreement or the Escrow Agreement or pursuant to any final and nonappealable order of a court of competent jurisdiction with respect to payment. Accordingly, for tax purposes, the assets and all earnings on the assets shall be considered owned by the Parent until distributed pursuant to the terms of this Agreement or the Escrow Agreement, and reported as such for all tax reporting purposes. Interest shall accrue on Parent's obligation to Company stockholders under the Escrow Fund arrangement at a rate equal to the rate at which interest is earned on the amounts in escrow. Parent will report such accrued interest to the Company stockholders as required by income tax reporting rules (including the original issue discount rules). The Escrow Agent is hereby directed to pay to the Company stockholders out of the Escrow Fund, as soon as reasonably practicable following the reporting of such accrued interest to such Company stockholders, a tax distribution equal to 40% of the amounts reported to Company stockholders. Within 30 days after the Closing Date, the Stockholder Representative shall deliver to Parent a properly executed, valid IRS Form W-8 or W-9 and such other tax reporting documents that the Parent may reasonably request, for each Company stockholder.

          (d) Claims Upon Escrow Fund. Subject to Section 7.2(e) hereof, upon
              -----------------------
receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that an Indemnified Party has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and
(B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such reasonably anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or otherwise to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, transfer to Parent out of the Escrow Fund, as promptly as practicable, funds held in the Escrow Fund in an amount equal to such Losses. Such payments from the Escrow Fund will be made with reference to each stockholder's Pro Rata Escrow Basis.

             (e)   Objections to Claims. At the time of delivery of any
                   --------------------
Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative and for a period of thirty
(30) days after such delivery, the Escrow Agent shall make no transfer to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such transfer. After the expiration of such thirty (30) day period, the Escrow Agent shall transfer the funds from the Escrow Fund in accordance with
Section 7.2(d) hereof, provided that no such transfer may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

             (f)   Resolution of Conflicts; Arbitration.
                   ------------------------------------

                   (i) In case the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate as provided in
Section 7.2(e) hereof, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute funds from the Escrow Fund in accordance with the terms thereof.

                   (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                    (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Marin County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the prevailing party in the event that the arbitrators award Parent an amount equal to at least the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Stockholder Representative shall be deemed to be the prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys fees and costs, incurred by the other party to the arbitration.

              (g)   Third-Party Claims. In the event Parent becomes aware of a
                    ------------------
third-party claim that Parent reasonably believes may result in a demand against the Escrow Fund, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative shall be entitled, at its expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to control the defense of all such claims and to settle any such claim; provided, however, that no settlement of any such claim with third-party claimants shall be the sole determining factor of the amount of any claim against the Escrow Fund, except with the consent of the Stockholder Representative. In the event that the Stockholder Representative has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Stockholder Representative shall be deemed to have agreed to the claim by Parent against the Escrow Fund in an amount equal to such settlement.

              (h)   Stockholder Representative; Power of Attorney.
                    ---------------------------------------------

                    (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Irwin Jungreis, shall be appointed as agent and attorney-in-fact (the "Stockholder Representative") for each stockholder of the Company (except such stockholders, if any, as shall have exercised their dissenters' rights under Delaware Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of cash from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Representative may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for his or her services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the stockholders of the Company.

                    (ii) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative in good faith, absent gross negligence. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

                (i) Actions of the Stockholder Representative. A decision, act,
                    -----------------------------------------
consent or instruction of the Stockholder Representative shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

                (j) Escrow Agent's Duties.
                    ---------------------

                    (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions that the Escrow Agent may receive after the date of this Agreement that are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith, provided that the Escrow Agent has exercised reasonable care in the selection of such counsel.

                    (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or the arbitrators, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or the arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                    (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder absent gross negligence or willful misconduct.

                    (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent absent gross negligence or willful misconduct.

                    (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel provided that the Escrow Agent has exercised reasonable care in the selection of such counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                    (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds held in escrow and may wait for settlement of any such controversy by final appropriate legal proceedings. In such event, the Escrow Agent will not be liable for damage.

       Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all cost, expenses, charges and reasonable attorneys fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liabilities imposed by the terms of this Agreement.

                    (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, attorneys fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                   (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

             (k)   Fees.  All fees of the Escrow Agent for performance of its
                   ----
duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated by Parent for such extraordinary services and reimbursed for all costs, attorneys fees, and expenses occasioned by such default, delay, controversy or litigation.

             (l)   Escrow as the Sole Remedy. The Escrow Fund shall be the sole
                   -------------------------
and exclusive source of satisfaction of any claim made by the Indemnified Parties for any Losses resulting from the matters set forth in this Article VII and the Indemnified Parties shall have no other right of indemnification against the Indemnifying Stockholders with respect to any other information, documents or materials furnished to Parent or Merger Sub or any of their officers, directors, employees, agents or advisors; provided that nothing herein shall limit any remedy of an Indemnified Party for fraud, intentional misrepresentation or willful misconduct, and nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Notwithstanding anything contained herein to the contrary, nothing shall prohibit Parent from seeking and obtaining recourse against the Company's stockholders, or any of them, in the event that Parent issues to the Company's stockholders, or any of them, more than the Merger Consideration to which such stockholder is entitled pursuant to Article I of this Agreement.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination. This Agreement may be terminated and the Merger abandoned
          -----------
at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of the Company:

          (a) by mutual written consent of the Company and Parent;

          (b) by either the Company or Parent if: (i) the Effective Time has not occurred by August 31, 2002 (provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

          (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

          (e) by Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not then be satisfied; provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may only terminate this Agreement under this Section 8.1(e) if the breach is not cured within ten (10) days following the date of written notice from Company of such breach (but no cure period shall be required for a breach which by its nature cannot be cured);

          (f) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in
Section 6.3(a) or Section 6.3(b) would not then be satisfied; provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then Parent may only terminate this Agreement under this
Section 8.1(f) if the breach is not cured within ten (10) days following the date of written notice from Parent of such breach (but no cure period shall be required for a breach which by its nature cannot be cured); or

          (g) by Parent, if a Company Material Adverse Effect shall have occurred after the date of this Agreement, and such Company Material Adverse Effect has not been cured within thirty (30) calendar days; provided, however, that no cure period shall be required for a Company Material Adverse Effect which by its nature cannot be cured.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, employees, agents, consultants, representatives or stockholders; provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that the provisions of Sections 5.4, 5.5, 5.6 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment. Except as is otherwise required by applicable law after the
          ---------
stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver. At any time prior to the Effective Time, Parent and
          -----------------
Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1  Notices. All notices and other communications hereunder shall be in
          -------
writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) three (3) business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier for next day delivery (or two (2) business days after such deposit if deposited for second business day delivery), if delivered by such means, or (d) one (1) business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Autodesk, Inc.
               111 McInnis Parkway
               San Rafael, California 94903
               Attention:  General Counsel
               Telephone No.: (415) 507-5000
               Facsimile No.: (415) 507-5100

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Mark A. Bertelsen, Esq.
                           Jose F. Macias, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 496-4367

          (b)  if to the Company, to:

               Revit Technology Corporation
               300 Fifth Avenue
               Waltham, Massachusetts 02451
               Attention:  President and Chief Financial Officer
               Telephone No.: (781) 839-5300
               Facsimile No.: (617) 839-5333

               with a copy to:

               Ropes & Gray
               One International Place
               Boston, Massachusetts 02110
               Attention:  Gregory E. Moore
               Telephone No.: (617) 951-7000
               Facsimile No.: (617) 951-7050

          (c)  if to the Escrow Agent:
               Computershare Trust Company, Inc.
               12039 W. Alameda Parkway, Suite Z-2
               Lakewood, Colorado 80228
               Attention:  Corporate Trust
               Telephone No.: (303) 984-4001
               Facsimile No.: (303) 984-2444

     9.2  Interpretation. When a reference is made in this Agreement to
          --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     The term "Company Material Adverse Effect" means any change, event or effect (other than any change, event or effect (i) generally affecting the industry in which the Company and its subsidiaries compete, (ii) generally affecting the economy as a whole, (iii) resulting from the announcement or the pendency of the Merger, or (iv) resulting from actions taken or not taken by the Company in response to specific requests or instructions provided by Parent, or action not taken because Parent was required to consent to such action and chose not to grant such consent) that, individually or when taken together with all other such changes, events or effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to (i) the business, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries or
(ii) the Company's ability to consummate the transactions contemplated by this Agreement.

     9.3  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement. This Agreement, the Disclosure Schedule, and the
          ----------------
documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that Section 5.5 shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

     9.5  Severability. In the event that any provision of this Agreement or the
          ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies. Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Specific Performance. The parties hereto agree that irreparable damage
          --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.8  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process.

     9.9  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 Assignment. No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.11 Absence of Third Party Beneficiary Rights. No provisions of this
          -----------------------------------------
Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized respective officers as of the date first written above.

                                              AUTODESK, INC


                                              By: /s/ Carol Bartz
                                                  ------------------------------
                                                  Name:  CAROL BARTZ
                                                         -----------------------
                                                  Title: CHAIRMAN & CEO
                                                         -----------------------


                                              ROSIE ACQUISITION CORPORATION


                                              By: /s/ Marcia K. Sterling
                                                  ------------------------------
                                                  Name:  MARCIA K. STERLING
                                                         -----------------------
                                                  Title: PRESIDENT & CEO
                                                         -----------------------


                                              REVIT TECHNOLOGY CORPORATION


                                              By: /s/ David Lemont
                                                  -----------------------------
                                                  Name:  DAVID LEMONT
                                                         -----------------------
                                                  Title: CEO
                                                         ----------------------


                                              STOCKHOLDER REPRESENTATIVE:


                                                  /s/ Irwin Jungreis
                                                  ------------------------------
                                                  Irwin Jungreis

                                       62